PRESS RELEASE
                    For Immediate Release



  CAPITAL ENVIRONMENTAL REPORTS FIRST QUARTER 2004 RESULTS

BURLINGTON, ON (May 13, 2004) - Capital Environmental Resource Inc. (NASDAQ: CERI; "Capital" or the "Company") today reported financial results for the three months ended March 31, 2004. Revenue for the quarter increased by $25.0 million, or 99%, to $50.3 million in 2004 from $25.3 million in 2003. The increase is primarily attributable to new business acquisitions in the United States, as the Company initiated a disposal-based growth strategy to enter the U.S. solid waste market in 2003. The favorable effects of foreign exchange movements also contributed to the increase. Operating income before depreciation, depletion and amortization* was $5.7 million for the first quarter of 2004, compared to $4.3 million for the same period last year. Net loss attributable to Common Shareholders for the three months ended March 31, 2004, was $10.7 million, or ($0.15) per share, versus a loss of $8.3 million, or ($0.24) per share, for the comparable period last year. The Company's operating results for the quarter were burdened by its investment in management, systems and financing costs associated with its expansion into the U.S. including its investment in the JED landfill in Florida, which opened in late January 2004, and new landfill sites in Arizona and Texas, which are expected to open in the second half of 2004.

Capital's Chairman and Chief Executive Officer David Sutherland-Yoest commented, "Our first quarter results are beginning to show the growth from our recent entry into the U.S. solid waste market as well as continued positive cash flow from our Canadian operations. Our flagship asset, the JED landfill outside Orlando, opened in late January and now, with the completion of the FRS acquisition, we have solidified our vertically integrated platform in central Florida. We expect 2004 to be a very exciting year for Capital with sequentially improving margins and cash flow each quarter as we report the full impact of our development activities, improving results from the newly opened JED landfill and the opening of our Arizona and Texas landfills later this year."

Separately, Capital announced that effective January 1, 2004, it had changed its method of accounting for landfill closure and post closure costs from its previous method used upon adoption of Statement of Financial Accounting Standards No. 143. This change was made to align the Company's method with predominant industry practices by recognizing the asset and related retirement obligation over the life of the landfill site as opposed to the inception of the site. The cumulative effect of this change in method reduced the Company's first quarter's net loss by $225,000 after tax. The pro forma effect of this change on Capital's first quarter 2003 results was insignificant.

*Reconciliation of Non-GAAP Financial Measures

The following table reconciles the differences between income from operations, as determined under U.S. GAAP, and operating income before depreciation, depletion and amortization, a non-GAAP financial measure (in thousands of U.S. dollars)(unaudited):

                                                                        For the Three Months Ended
                                                                                 March 31,
                                                                        __________________________
                                                                             2004        2003
                                                                            ______      ______
Operating income before depreciation, depletion and amortization (1)        $5,677      $4,289

Less: Depreciation, depletion and amortization                               5,472       3,225
                                                                            ______      ______
Income from operations                                                      $  205      $1,064
                                                                            ======      ======

On May 10, 2004 the Company filed a current report on Form 8-K with unaudited pro forma condensed consolidated financial statements reflecting the Florida Recycling acquisition, the acquisition of the remaining assets of Allied's northern and
central  Florida  operations,  and  the  offering   of   the
Company's  new  debt and equity securities.   The  following
table reconciles the differences between pro forma income from operations and pro forma operating income before
depreciation,   depletion  and  amortization,   a   non-GAAP
financial measure, on a pro forma basis for the year ended December 31, 2003 (in thousands of U.S. dollars)(unaudited):

Pro forma operating income before depreciation, depletion and amortization (1)    $42,751

Less: Pro forma depreciation, depletion and amortization                           35,680
                                                                                  _______
Pro forma income from operations                                                  $ 7,071
                                                                                  =======

  (1) Operating income before depreciation, depletion and amortization (on an actual and pro forma basis) is presented because the Company believes that it may be used by certain investors to analyze and compare the Company's operating performance between accounting periods and against the operating results of other companies that have different financing and capital structures or tax rates. In addition, management uses operating income before depreciation, depletion and amortization, among other things, as an internal performance measure. The Company's lenders also use operating income before depreciation, depletion and
      amortization  and  adjusted  operating  income   before
      depreciation, depletion and amortization to measure the Company's ability to service and/or incur additional indebtedness under its credit facility. However, operating income before depreciation, depletion and amortization should not be considered in isolation or as a substitute for net income, cash flows or other financial statement data prepared in accordance with U.S. GAAP or as a measure of a
      company's   performance,  profitability  or  liquidity.
      Operating income before depreciation, depletion and amortization is not calculated under U.S. GAAP and therefore is not necessarily comparable to similarly titled measures of other companies.

The Company will host an investor and analyst conference call on Friday, May 14, 2004 at 8:30 a.m. (EDT) to discuss the results of today's earnings announcement. If you wish to participate in this call, please contact the conference call operator at 1-800-387-6216. For those unable to listen to the live call, a telephonic replay of the call will be available until Friday, May 28, 2004 by phoning 1-800-408-3053 or 1-416-695-5800 and entering reservation number 3051985.

For information contact:

Ronald L. Rubin
Executive Vice President, Chief Financial Officer
480-734-2600
or
Mark A. Pytosh
Executive Vice President
480-734-2600
                    *    *    *    *

         Safe Harbor for Forward-Looking Statements

Certain matters discussed in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities
Exchange  Act  of  1934.   These  statements  describe   the
company's future plans, objectives and goals. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from the plans, objectives and goals set forth in this press release. Factors which could materially affect such forward-looking statements can be found in Capital's periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in Capital's Form 20-F for the year ended December 31, 2003. Shareholders, potential investors and other readers are urged to consider these factors carefully
in   evaluating  the  forward-looking  statements  and   are
cautioned not to place undue reliance on such forward-looking statements.

The forward-looking statements made in this press release are only made as of the date hereof and Capital undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Capital Environmental Resource Inc. is a multi-regional integrated solid waste services company that provides collection, transfer, disposal and recycling services in the United States and Canada. The Company's web site is www.capitalenvironmental.com. Information on the Company's web site does not form part of this press release.

                                       CAPITAL ENVIRONMENTAL RESOURCE INC.
                            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              (In thousands of US dollars; except per share data)


                                                                                             Three Months Ended March 31,
                                                                                             ____________________________
                                                                                                  2004          2003
                                                                                             _____________  _____________
Revenue.................................................................................      $   50,317     $   25,280

Operating and other expenses:
   Cost of operations...................................................................          34,171         16,594
   Selling, general and administrative expense..........................................          11,950          4,729
   Stock-based compensation expense (benefit)...........................................          (1,391)          (297)
   Depreciation, depletion and amortization.............................................           5,472          3,225
   Foreign exchange gain and other......................................................             (90)           (35)
                                                                                             _____________   ____________

Income from operations..................................................................             205          1,064
Interest expense........................................................................           6,316          1,320
Cumulative mandatorily redeemable preferred stock dividends and
   amortization of issue costs..........................................................           4,019              -
                                                                                             _____________   ____________

Loss before income taxes................................................................         (10,130)          (256)
Income tax provision....................................................................             829             43
                                                                                             _____________   ____________

Loss before cumulative effect of change in accounting principle.........................         (10,959)          (299)
Cumulative effect of change in accounting and accounting principle, net of provision for income taxes of $134 and $256 for the three
   months ended March 31, 2004 and 2003, respectively...................................             225            518
                                                                                             _____________   ____________

Net income (loss).......................................................................         (10,734)           219
Deemed dividend on Series 1 Preferred Shares............................................               -         (8,532)
                                                                                             _____________   ____________

Net loss attributable to Common Shareholders............................................       $ (10,734)     $  (8,313)
                                                                                             =============   ============

Basic and diluted loss per share:
   Basic and diluted loss per share before cumulative effect of change in
      accounting principle..............................................................       $   (0.15)     $   (0.25)
   Cumulative effect of change in accounting principle..................................               -           0.01
                                                                                             _____________   ____________

   Loss per share - basic and diluted...................................................       $   (0.15)     $   (0.24)
                                                                                             =============   ============
   Weighted average Common Shares outstanding - basic and diluted.......................          70,583         35,195
                                                                                             =============   ============